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                                                                    EXHIBIT 99.1

                                                      NEXELL THERAPEUTICS INC.
                                                      9 Parker
                                                      Irvine, California
                                                      92618 1605
                                                      t.949 470 9011
                                                      f.949 586 2420
                                                      www.nexellinc.com

FOR IMMEDIATE RELEASE
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                              Contact:   Tad Heitmann
                                         Nexell Therapeutics Inc.
                                         949-470-6516

NEXELL THERAPEUTICS INC. ANNOUNCES APPROVAL OF REVERSE STOCK SPLIT AND RESULTS
                       OF ANNUAL MEETING OF STOCKHOLDERS


IRVINE, CA, June 15, 2000 - Nexell Therapeutics Inc. (Nasdaq:NEXL), one of the world's leading suppliers of therapeutic and diagnostic products based on stem cell technology, announced that the stockholders at their Annual Meeting approved a previously announced one-for-four reverse stock split of the Company's Common Stock. The reverse stock split will be effective at the opening of business on June 15, 2000. To highlight the effect of the reverse stock split, the common stock will trade under the symbol "NEXLD" for the next 20 trading days before resuming its normal symbol, "NEXL."

The Company's stockholders also approved a decrease in post-reverse split authorized shares of common stock from 160,000,000 to 80,000,000. After considering the one-for-four reverse stock split, the Company has outstanding approximately 18,750,000 shares of common stock out of the 80,000,000 authorized. Among other derivative securities outstanding, the Company has 27,090,181 shares of Series A Convertible Preferred Stock outstanding convertible into 6,772,545 shares of common stock and 22,909,091 shares of Series B Convertible Preferred Stock outstanding convertible into 5,727,272 shares of common stock.

As a result of the reverse stock split, the exercise price of the Company's publicly traded warrants (Nasdaq: NEXLW) to purchase one share of common stock will change from $1.35 per share to $5.40 per share, and the warrants will be exercisable for 1/4 the number of shares of common stock for which they had been exercisable prior to the reverse stock split. There are also corresponding adjustments to the Company's privately placed warrants and options.

The Company's stockholders also re-elected Richard L. Dunning, L. William McIntosh, Donald G. Drapkin, Eric A Rose, M.D., Victor W. Schmitt, Joseph A. Mollica, Ph.D., Richard L. Casey and C. Richard Piazza as directors, approved an amendment to the Company's 1997 Incentive and Non-Incentive Stock Option Plan increasing the number of shares issuable thereunder from 750,000 to 1,312,500 (on a post-reverse split basis) and ratified the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000.

Nexell Therapeutics Inc.

Located in Irvine, California, Nexell Therapeutics Inc. (Nasdaq:NEXL) is a cell therapy company whose mission is to put the healing power of the cell into the hands of
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physicians.  Nexell is developing and marketing innovative ex vivo cell therapies and in vitro diagnostics for cancer, autoimmune, metabolic and genetic diseases. Nexell's lead product, the Isolex(R) 300i Magnetic Cell Selection System, is the only FDA approved device commercially available for the selection of hematopoietic stem cells and the removal of tumor cells from autologous peripheral blood as a component of aggressive cancer treatment. In addition, Nexell markets the Cytonex(TM) ICC Staining Kit and an extensive line of cell therapy preparation, storage and expansion products including the Cryocyte(TM), SteriCell(R) and Lifecell(R) brands.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are: the timely commencement and success of the Company's clinical trials and other research endeavors, delays in receiving FDA or other regulatory approvals, the development of competing therapies and/or technologies, the terms of any future strategic alliances, the possible need for additional capital, and any additional factors described from time to time in the Company's filings with the SEC.
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